The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT

Subject To Completion, dated September 25, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity and ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

◼ Linked to the lowest performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation (each referred to as a “Market Measure”)

◼ Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the closing price of the lowest performing Market Measure on the relevant calculation day. The lowest performing Market Measure on any calculation day is the Market Measure that has the lowest closing price on that calculation day as a percentage of its starting price

◼ Contingent Coupon. The securities will pay a contingent coupon payment on a monthly basis until the earlier of stated maturity or automatic call if, and only if, the closing price of the lowest performing Market Measure on the calculation day for that month is greater than or equal to its coupon threshold price. However, if the closing price of the lowest performing Market Measure on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related monthly contingent coupon payment date. If the closing price of the lowest performing Market Measure is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each Market Measure is equal to 60% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 25.44% per annum

◼ Automatic Call. If the closing price of the lowest performing Market Measure on any of the monthly calculation days from March 2026 to August 2027, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment

◼ Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing price of the lowest performing Market Measure on the final calculation day is greater than or equal to its downside threshold price. If the closing price of the lowest performing Market Measure on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities. The downside threshold price for each Market Measure is equal to 60% of its starting price

◼ If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Market Measure from its starting price if its closing price on the final calculation day is less than its downside threshold price, but you will not participate in any appreciation of any Market Measure and will not receive any dividends

◼ Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day. You will not benefit in any way from the performance of a better performing Market Measure. Therefore, you will be adversely affected if any Market Measure performs poorly, even if another Market Measure performs favorably

◼ All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

◼ No exchange listing; designed to be held to maturity

If the securities priced today, the estimated value of the securities as determined by the Bank would be between $880.00 (88.000%) and $897.58 (89.758%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, will purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”) or will offer the securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, the final pricing supplement to which this pricing supplement relates may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$23.25	$976.75
Total

(1) Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $23.25 (2.325%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 (1.75%) per security, and WFA will receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:

The ARK Autonomous Technology & Robotics ETF (referred to as the “Fund”), the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation (each referred to as an “Underlying Stock,” and collectively with the Fund, as the “Market Measures”).

Pricing Date*:	September 30, 2025.
Issue Date*:	October 3, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing Market Measure on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 12. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing price of the lowest performing Market Measure on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the lowest performing Market Measure is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 25.44% per annum.
Automatic Call:

If the closing price of the lowest performing Market Measure on any of the calculation days from March 2026 to August 2027, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:

Monthly, on the 28th day of each calendar month, commencing in October 2025 and ending in September 2027, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the calculation day scheduled to occur in September 2027 (expected to be September 28, 2027) as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date*:	October 1, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if due). The “maturity payment amount” per security will equal:

• if the ending price of the lowest performing Market Measure on the final calculation day is greater than or equal to its downside threshold price: $1,000; or

• if the ending price of the lowest performing Market Measure on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Market Measure on the final calculation day

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Market Measure on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Market Measure, but you will have full downside exposure to the lowest performing Market Measure on the final calculation day if the ending price of that Market Measure is less than its downside threshold price.

Lowest Performing Market Measure:	For any calculation day, the “lowest performing Market Measure” will be the Market Measure with the lowest performance factor on that calculation day.
Performance Factor:	With respect to a Market Measure on any calculation day, its closing price on such calculation day divided by its starting price (expressed as a percentage).
Closing Price:

With respect to each Underlying Stock, closing price and adjustment factor have the meanings assigned to “stock closing price” as set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

With respect to the Fund, closing price has the meaning assigned to “fund closing price” as set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the ARK Autonomous Technology & Robotics ETF: $ , its closing price on the pricing date.

With respect to the common stock of Robinhood Markets, Inc.: $ , its closing price on the pricing date.

With respect to the common stock of Intel Corporation: $ , its closing price on the pricing date.

Ending Price:	The “ending price” of a Market Measure will be its closing price on the final calculation day.
Coupon Threshold Price:

With respect to the ARK Autonomous Technology & Robotics ETF: $ , which is equal to 60% of its starting price.

With respect to the common stock of Robinhood Markets, Inc.: $ , which is equal to 60% of its starting price.

With respect to the common stock of Intel Corporation: $ , which is equal to 60% of its starting price.

Downside Threshold Price:

With respect to the ARK Autonomous Technology & Robotics ETF: $ , which is equal to 60% of its starting price.

With respect to the common stock of Robinhood Markets, Inc.: $ , which is equal to 60% of its starting price.

With respect to the common stock of Intel Corporation: $ , which is equal to 60% of its starting price.

Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event for each Underlying Stock, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement. For information regarding the circumstances that may result in a market disruption event for the Fund, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax considerations to a holder's ownership and disposition of the securities, see “U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $23.25 (2.325%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of up to $17.50 (1.75%) per security, and WFA will receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06418VZ80 / US06418VZ803

* To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities . These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek an investment with contingent coupon payments at a rate of at least 25.44% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the closing price of the lowest performing Market Measure on the applicable calculation day is greater than or equal to 60% of its starting price;

◼ understand that if the ending price of the lowest performing Market Measure on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Market Measure from its starting price and will lose more than 40%, and possibly all, of the face amount at stated maturity;

◼ are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

◼ understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

◼ understand that the return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day and that they will not benefit in any way from the performance of a better performing Market Measure;

◼ understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of each Market Measure;

◼ understand and are willing to accept the full downside risks of each Market Measure;

◼ are willing to forgo participation in any appreciation of any Market Measure and dividends on any Market Measure and the securities held by the Fund; and

◼ are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◼ require full payment of the face amount of the securities at stated maturity;

◼ seek a security with a fixed term;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

◼ are unwilling to accept the risk that the closing price of the lowest performing Market Measure on the final calculation day may decline by more than 40% from its starting price;

◼ seek certainty of current income over the term of the securities;

◼ seek exposure to the upside performance of any or each Market Measure;

◼ seek exposure to a basket composed of each Market Measure or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;

◼ are unwilling to accept the risk of exposure to the Market Measures;

◼ are unwilling to accept the credit risk of the Bank; or

◼ prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Market Measures, please see the section titled “The Market Measures” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing price of the Market Measures on the related calculation day.

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day. The lowest performing Market Measure on any calculation day is the Market Measure with the lowest performance factor on that calculation day. The performance factor of a Market Measure on a calculation day is its closing price on that calculation day as a percentage of its starting price (i.e., its closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing price of the lowest performing Market Measure on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if due) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day. The lowest performing Market Measure on the final calculation day is the Market Measure with the lowest performance factor on the final calculation day. The performance factor of a Market Measure on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Market Measure, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if due) for a range of hypothetical performances of the lowest performing Market Measure on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Market Measure on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Market Measure is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
40% contingent downside protection
Return of Lowest Performing Market Measure at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical Return of Lowest Performing Market Measure

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Market Measure on the final calculation day.

If the ending price of the lowest performing Market Measure on the final calculation day is less than its downside threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Market Measure from its starting price (expressed as a percentage of its starting price). The downside threshold price for each Market Measure is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Market Measure on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Market Measure on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Market Measure is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Market Measure on the final calculation day is greater than or equal to its downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing price of the lowest performing Market Measure on the related calculation day is greater than or equal to its coupon threshold price. The coupon threshold price for each Market Measure is 60% of its starting price. If the closing price of the lowest performing Market Measure on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the lowest performing Market Measure is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Any Market Measure Performs Poorly, Even If Another Market Measure Performs Favorably.

You are subject to the full risks of each Market Measure. If any Market Measure performs poorly, you will be negatively affected, even if another Market Measure performs favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of a Market Measure could offset the poor performance of another. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.

Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Market Measure.

Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day. Although it is necessary for each Market Measure to close above its respective coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and above its respective downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Market Measure. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of any better performing Market Measure(s) would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

You Will Be Subject To Risks Resulting From The Relationship Among The Market Measures.

It is preferable from your perspective for the Market Measures to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Market Measures will not exhibit this relationship. The less correlated the Market Measures, the more likely it is that any one of the Market Measures will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of a better performing Market Measure is not relevant to your return on the securities. It is impossible to predict what the relationship among the Market Measures will be over the term of the securities. To the extent the Market Measures represent a different equity market, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Market Measure On The Final Calculation Day From Its Starting price, But Will Not Participate In Any Positive Performance Of Any Market Measure.

Even though you will be fully exposed to a decline in the price of the lowest performing Market Measure on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Market Measure over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Market Measure.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Market Measures and the correlation among the Market Measures are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Market Measure, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Market Measures or lower expected correlation among the Market Measures as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing price of at least one Market Measure will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing price of at least one Market Measure will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities will exceed the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities is determined by reference to the Bank's internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Prices Of The Market Measures Or Their Constituent Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Market Measures or the securities held by the Fund. Changes in the prices of the Market Measures or the securities held by the Fund may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the Market Measures over the full term of the security, (ii) volatility of the prices of the Market Measures and the market's perception of future volatility of the prices of the Market Measures, (iii) changes in interest

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027 rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the Market Measures and the securities held by the Fund and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature, the contingent coupon payment feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated prices of the Market Measures and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Market Measures

The Securities Will Be Subject To Single Stock Risk.

The price of an Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer (each, an “Underlying Stock Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic, political and other conditions.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Market Measures And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Market Measures. Investing in the securities is not equivalent to investing in the Market Measures. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Market Measures or the securities held by the Fund for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Market Measures or the securities held by the Fund. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Market Measures or the securities held by the Fund would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

●Changes That Affect A Fund May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We, The Agents And Our Or Their Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer Or Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund.

●We, The Agents And Our Or Their Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer Or Fund Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●There Are Management And Liquidity Risks Associated With A Fund.

●You Have Limited Anti-dilution Protection.

●Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

There Is Limited Trading History For The Shares Of Robinhood Markets, Inc.

The common stock of Robinhood Markets, Inc. has a limited trading history on its primary exchange and, therefore, you will have less information on which you may base your investment decision than would have been the case had the securities been linked to the shares of a company with a more established record of performance. For additional information about the common stock of Robinhood Markets, Inc., see “The Market Measures” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

An Investment In The Securities Is Subject To Risks Associated With Actively Managed Funds.

The ARK Autonomous Technology & Robotics ETF is actively managed. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. The investment adviser of an actively managed fund may adopt a strategy or strategies that pose significantly greater risks than the indexing strategy that would have been employed by a passively managed fund. In managing an actively managed fund, the investment adviser of a fund applies investment strategies, techniques and analyses in making investment decisions for that fund, but there can be no guarantee that these actions will produce the intended results. The ability of the investment adviser to the ARK Autonomous Technology & Robotics ETF, ARK Investment Management LLC (the “Investment Adviser”) to potentially successfully implement the ARK Autonomous Technology & Robotics ETF ’s investment strategy, and decisions made by the Investment Adviser pursuant to its investment strategy, will significantly influence the market price of the ARK Autonomous Technology & Robotics ETF and, consequently, the value of the securities. Neither we nor any of the Agents make any representations or warranties regarding the merits of the investment strategy of the Investment Adviser. The investment strategy of the Investment Adviser may cause the ARK Autonomous Technology & Robotics ETF to materially underperform other funds with differing investment strategies.

An Investment in the Securities Is Subject To Risks Associated With Disruptive Innovation Companies.

The ARK Autonomous Technology & Robotics ETF’s investment strategy involves exposure to companies that the Investment Adviser determines to be consistent with the investment theme of disruptive innovation and technology. However, the companies selected by the Investment Adviser may not in fact do so. Companies that initially develop a novel technology may not be able to capitalize on that technology. Additionally, companies that develop disruptive technologies may face political or legal roadblocks from competitors, industry groups or local and national governments. These companies may also be exposed to risks applicable to sectors other than the disruptive innovation sector for which they are chosen, and the securities issued by these companies may underperform the securities of other companies that are primarily focused on a particular goal. The ARK Autonomous Technology & Robotics ETF may invest in companies that do not currently derive any revenue from disruptive innovations or technologies, and there is no assurance that any company will derive any revenue from disruptive innovations or technologies in the future. A disruptive innovation or technology may constitute a small portion of any company’s overall business. As a result, the success of a disruptive innovation or technology may not affect the value of the equity securities issued by that company.

An Investment in the Securities Is Subject to Risks Associated With The Industrials And Information Technology Sectors.

The underlying assets of the ARK Autonomous Technology & Robotics ETF will be concentrated in the securities of issuers having their principal business activities in groups of industries in the (i) industrials or (ii) information technology sectors. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of assets.

The industrials sector includes companies engaged in aerospace and defense, electrical engineering, machinery and professional services. Companies in the industrials sector may be adversely affected by changes in government regulation, world events and economic conditions. In addition, companies in the industrials sector may be adversely affected by environmental damages, product liability claims and exchange rates. Companies in the aerospace and defense industry rely to a large extent on U.S. (and other) government demand for their products and services and may be significantly affected by changes in government regulations and spending, as well as economic conditions and industry consolidation. Professional services companies may be materially impacted by economic conditions and related fluctuations in client demand for marketing, business, technology and other consulting services. Professional services companies’ success depends in large part on attracting and retaining key employees and a failure to do so could adversely affect a company’s business. There are relatively few barriers to entry into the professional services market and new competitors could readily seek to compete in one or more market segments, which could adversely affect a professional services company’s operating results through pricing pressure and loss of market share.

The information technology sector includes companies engaged in internet software and services, technology hardware and storage peripherals, electronic equipment instruments and components, and semiconductors and semiconductor equipment. Information technology companies face intense competition, both domestically and internationally, which may have an adverse effect on profit margins. Information technology companies are more likely to be more adversely affected by any negative performance of the information technology sector than a fund that has more diversified holdings across a number of sectors. Information technology companies may have limited product lines, markets, financial resources or personnel. The products of information technology companies may face rapid product obsolescence due to technological developments and frequent new product introduction, unpredictable changes in growth rates and competition for the services of qualified personnel. Failure to introduce new products, develop and maintain a loyal customer base, or achieve general market acceptance for their products could have a material adverse effect on a company’s business. Companies in the information technology sector are heavily dependent on intellectual property and the loss of patent, copyright and trademark protections may adversely affect the profitability of these companies.

These factors could affect the industrials and information technology sectors and could affect the value of the equity securities held by the ARK Autonomous Technology & Robotics ETF and the price of the ARK Autonomous Technology & Robotics ETF during the term of the securities, which may adversely affect the value of your securities.

The Securities Are Subject To Risks Associated With Mid-, Small- And Micro- Capitalization Companies.

The securities are subject to risks associated with mid-, small- and micro- capitalization companies because the ARK Autonomous Technology & Robotics ETF is comprised, in part, of securities that may be considered mid-, small- and/or micro- capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the ARK Autonomous Technology & Robotics ETF may be more volatile than an exchange traded fund in which

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027 a greater percentage of the securities held by the ARK Autonomous Technology & Robotics ETF are issued by large-capitalization companies. Stock prices of mid-, small- and micro- capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of mid-, small- and micro- capitalization companies may be thinly traded. In addition, mid-, small- and micro- capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Mid, small- and micro- capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

The Performance Of The Market Measures Is Subject To Foreign Securities Market Risk Generally And Emerging Markets Risk Specifically.

Because certain securities held by the ARK Autonomous Technology & Robotics ETF may be equity securities issued by non-U.S. companies, an investment in the securities involves risks associated with non-U.S. securities markets. Non-U.S. securities markets may be more volatile than U.S. securities markets. There is generally less publicly available information in the United States about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Market developments may affect non-U.S. securities markets differently from U.S. securities markets. Securities prices of non-U.S. companies are subject to political, economic, financial and other factors that may be unique to the particular country, including, among other things, changes in governmental policies, the imposition of or changes in currency exchange rules, the possibility of outbreaks of hostility, political instability and the possibility of natural disasters or adverse public health developments.

In addition, the performance of the ARK Autonomous Technology & Robotics ETF is subject to emerging markets risk, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of more developed markets; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than companies in more developed markets. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the more developed economies in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The Securities Are Subject To Currency Exchange Rate Risk.

The securities are subject to currency exchange rate risk because the ARK Autonomous Technology & Robotics ETF may invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities may be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the ARK Autonomous Technology & Robotics ETF may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security included in the ARK Autonomous Technology & Robotics ETF. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the securities included in the ARK Autonomous Technology & Robotics ETF will be adversely affected and the market value of, and return on, the securities may decrease.

The Securities Are Subject To Risks Associated With Non-U.S. Securities.

The ARK Autonomous Technology & Robotics ETF is subject to risks associated with non-U.S. securities. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable securities included in the ARK Autonomous Technology & Robotics ETF, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The ARK Autonomous Technology & Robotics ETF May Be Disproportionately Affected By The Performance Of A Small Number Of Stocks.

According to publicly available information, a significant portion of the ARK Autonomous Technology & Robotics ETF’s portfolio is invested in a small number of stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of the issuers of such stocks, may have the effect of significantly lowering the price of the ARK

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Autonomous Technology & Robotics ETF and, therefore, the return on the securities, even if none of the other stocks held by the ARK Autonomous Technology & Robotics ETF are affected by such events. Information about the holdings in the ARK Autonomous Technology & Robotics ETF’s portfolio and the weights of such holdings may be found on the website for the ARK Autonomous Technology & Robotics ETF.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Composition Of The ARK Autonomous Technology & Robotics ETF And Could Negatively Affect Your Investment In The Securities.

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of the ARK Autonomous Technology & Robotics ETF and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the securities included in the ARK Autonomous Technology & Robotics ETF that are affected. For example, executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to securities that are currently included in the ARK Autonomous Technology & Robotics ETF or that in the future are included in the ARK Autonomous Technology & Robotics ETF, such securities may be removed from the ARK Autonomous Technology & Robotics ETF’s portfolio. If government regulatory action results in the removal of certain securities included in the ARK Autonomous Technology & Robotics ETF that have (or historically have had) significant weight in the ARK Autonomous Technology & Robotics ETF, such removal could have a material and negative effect on the price of the ARK Autonomous Technology & Robotics ETF and, therefore, your investment in the securities. Similarly, if certain securities included in the ARK Autonomous Technology & Robotics ETF that are subject to those executive orders or subject to other government regulatory action are not removed from the ARK Autonomous Technology & Robotics ETF, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such securities from the ARK Autonomous Technology & Robotics ETF’s portfolio could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to any Market Measure will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Market Measure or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Market Measure on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled contingent coupon payment date or call settlement date, as applicable. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Risks Relating to Canadian and U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Market Measure on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if due). The performance factor of the lowest performing Market Measure on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Market Measure on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Market Measure on the final calculation day. The performance of a better performing Market Measure is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to an automatic call on each such calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 25.44% per annum (the minimum contingent coupon rate) and assumes the hypothetical starting price, coupon threshold price and closing prices for each Market Measure indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price and coupon threshold price for each Market Measure will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Market Measures, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing price of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	ARK Autonomous Technology & Robotics ETF	Robinhood Markets, Inc.	Intel Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical closing price on relevant calculation day:	$90.00	$60.00	$80.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00
Performance factor (closing price on calculation day divided by starting price):	90.00%	60.00%	80.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.

In this example, the common stock of Robinhood Markets, Inc. has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing price of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $21.20 per security, determined as follows: (i) $1,000 multiplied by 25.44% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2. The closing price of the lowest performing Market Measure on the relevant calculation day is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	ARK Autonomous Technology & Robotics ETF	Robinhood Markets, Inc.	Intel Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical closing price on relevant calculation day:	$59.00	$105.00	$110.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00
Performance factor (closing price on calculation day divided by starting price):	59.00%	105.00%	110.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.

In this example, the ARK Autonomous Technology & Robotics ETF has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Since the hypothetical closing price of the lowest performing Market Measure on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing price of a better performing Market Measure on the relevant calculation day is greater than or equal to its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing price of the lowest performing Market Measure on the relevant calculation day. The performance of a better performing Market Measure is not relevant to your return on the securities.

Example 3. The closing price of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	ARK Autonomous Technology & Robotics ETF	Robinhood Markets, Inc.	Intel Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical closing price on relevant calculation day:	$105.00	$130.00	$120.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00
Performance factor (closing price on calculation day divided by starting price):	105.00%	130.00%	120.00%

Step 1: Determine which Market Measure is the lowest performing reference asset on the relevant calculation day.

In this example, the ARK Autonomous Technology & Robotics ETF has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing price of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,021.20 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices for each Market Measure indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting price for any Market Measure. The actual starting price, coupon threshold price and downside threshold price for each Market Measure will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Market Measures, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Market Measure on the final calculation day is greater than or equal to its starting price, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	ARK Autonomous Technology & Robotics ETF	Robinhood Markets, Inc.	Intel Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$125.00	$120.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	145.00%	125.00%	120.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the common stock of Intel Corporation has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending price of the lowest performing Market Measure on the final calculation day is greater than or equal to its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Market Measure on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Market Measure on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending price of the lowest performing Market Measure on the final calculation day is less than its starting price but greater than or equal to its downside threshold price and its coupon threshold price, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	ARK Autonomous Technology & Robotics ETF	Robinhood Markets, Inc.	Intel Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$110.00	$105.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	80.00%	110.00%	105.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the ARK Autonomous Technology & Robotics ETF has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending price of the lowest performing Market Measure is less than its hypothetical starting price, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Market Measure on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending price of the lowest performing Market Measure on the final calculation day is less than its downside threshold price and its coupon threshold price, the maturity payment amount is less than the face amount of your securities and you do not receive a final contingent coupon payment:

	ARK Autonomous Technology & Robotics ETF	Robinhood Markets, Inc.	Intel Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$90.00	$45.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	120.00%	90.00%	45.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the common stock of Intel Corporation has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending price of the lowest performing Market Measure on the final calculation day is less than its hypothetical starting price by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

 = $1,000 × performance factor of the lowest performing Market Measure on the final calculation day

 = $1,000 × 45.00%

 = $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Market Measure on the final calculation day is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Market Measure, but will be fully exposed to a decrease in the lowest performing Market Measure if the ending price of the lowest performing Market Measure on the final calculation day is less than its downside threshold price, even if the ending price of another Market Measure has appreciated or has not declined below its respective downside threshold price.

To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Market Measure differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

The Market Measures

ARK Autonomous Technology & Robotics ETF

We have derived all information contained herein regarding the ARK Autonomous Technology & Robotics ETF (the “ARKQ Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, the ARKQ Fund’s investment adviser, ARK Investment Management LLC (“ARK LLC” or the “Investment Adviser”).

The ARKQ Fund is actively managed by ARK LLC, its Investment Adviser, and is one of the separate investment portfolios that constitute the ARK ETF Trust (the “ARK Trust”). Unlike a passively managed ETF, an actively managed ETF such as the ARKQ Fund does not attempt to track an index or other benchmark; all investment decisions are instead made by the actively managed ETF’s investment adviser, here ARK LLC.

The ARKQ Fund seeks long-term growth of capital by investing in companies that ARK LLC determines are relevant to the ARKQ Fund’s investment theme of “disruptive innovation” in autonomous technology and robotics companies. ARK LLC selects companies it believes are expected to focus on and benefit from the development of new products or services, technological improvements and advancements in scientific research related to, among other things, disruptive innovation in automation and manufacturing, transportation, energy, artificial intelligence and materials.

The ARKQ Fund is classified as a “non-diversified” investment company, which means that it will concentrate a high percentage of its assets in a limited number of issuers and will be concentrated in securities of issues having their principal business activities in industrials or information technology, although it will not concentrate in any specific industry. Under normal circumstances, the ARKQ Fund will invest substantially all of its assets in U.S. and non-U.S. equity securities (including common stocks, partnership interests, business trust shares and other equity investments or ownership interests in business enterprises) of companies that ARK LLC determines, based on its analysis, are relevant to the investment theme of the ARKQ Fund.

Select information regarding the ARKQ Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the ARKQ Fund’s website. Expenses of the ARKQ Fund reduce the net asset value of the securities held by the ARKQ Fund and, therefore, reduce the value of the shares of the ARKQ Fund.

The ARKQ Fund is actively managed and is therefore subject to management risk. In managing the ARKQ Fund, ARK LLC applies investment strategies, techniques and analyses in making investment decisions for the ARKQ Fund, but there can be no guarantee that these actions will produce the intended results. The ability of ARK LLC to successfully implement the ARKQ Fund’s investment strategy will significantly influence the ARKQ Fund’s performance.

Shares of the ARKQ Fund are listed on the Cboe BZX Exchange under ticker symbol “ARKQ”.

In making your investment decision you should review the prospectus related to the ARKQ Fund.

Information from outside sources including, but not limited to the ARKQ Fund Prospectus and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the ARKQ Fund.

Information filed by the ARK Trust with the SEC, including the prospectus for the ARKQ Fund, can be found by reference to its SEC file numbers: 333-191019 and 811-22883 or its CIK Code: 0001579982.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Historical Information

We obtained the closing prices of the Market Measure in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the ARKQ Fund for the period from January 1, 2020 to September 23, 2025. The closing price on September 23, 2025 was $110.895. The historical performance of the Market Measure should not be taken as an indication of the future performance of the Market Measure during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Market Measure should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the Market Measure on any calculation day or its ending price. We cannot give you assurance that the performance of the Market Measure will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Robinhood Markets, Inc.

According to publicly available information, Robinhood Markets, Inc. ("Robinhood") provides financial services platforms. Information filed by Robinhood with the SEC can be located by reference to its SEC file number: 001-40691, or its CIK Code: 0001783879. Robinhood's common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HOOD”.

Historical Information

We obtained the closing prices of the Market Measure in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Robinhood for the period from July 29, 2021 to September 23, 2025. The closing price on September 23, 2025 was $126.20. The historical performance of the Market Measure should not be taken as an indication of the future performance of the Market Measure during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Market Measure should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the Market Measure on any calculation day or its ending price. We cannot give you assurance that the performance of the Market Measure will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Intel Corporation

According to publicly available information, Intel Corporation (“Intel”) designs and manufactures technology used in computing, networking, data storage and communications solutions. Information filed by Intel with the SEC can be located by reference to its SEC file number: 000-06217, or its CIK Code: 0000050863. Intel’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “INTC”.

Historical Information

We obtained the closing prices of the Market Measure in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Intel for the period from January 1, 2020 to September 23, 2025. The closing price on September 23, 2025 was $29.34. The historical performance of the Market Measure should not be taken as an indication of the future performance of the Market Measure during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Market Measure should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the Market Measure on any calculation day or its ending price. We cannot give you assurance that the performance of the Market Measure will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement.

In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service ("IRS") or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Market Measures. You further agree to include any contingent coupon payment that is paid by the Bank (including on the stated maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of "prepaid forward contracts" and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law. Under this treatment, subject to the constructive ownership rules (discussed below), you should generally recognize gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your securities. Subject to the constructive ownership rules of Section 1260 of the Code, discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.

Section 1260. Because the securities are linked to the shares of exchange traded funds, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupon payments is unclear. Subject to Section 871(m) of the Code (as discussed below) and FATCA (as discussed in the accompanying product supplement), we currently do not intend to treat contingent coupon payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupon payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the ARK Autonomous Technology & Robotics ETF, the common stock of Robinhood Markets, Inc. and the common stock of Intel Corporation due October 1, 2027 taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any Market Measure would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Market Measure and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Market Measures, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.